Exhibit 99.1

Alkami Announces Fourth Quarter 2025 Financial Results

PLANO, Texas, February 25, 2026 (PRNewswire) -- Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami” or “the Company”), a leading cloud-based digital banking solutions provider for financial institutions (FIs) in the U.S., today announced results for its fourth quarter ending December 31, 2025.

Fourth Quarter 2025 Financial Highlights

•GAAP total revenue of $120.8 million, an increase of 34.7% compared to the year-ago quarter;
•GAAP gross margin of 57.2%, compared to 59.3% in the year-ago quarter;
•Non-GAAP gross margin of 63.4%, compared to 63.1% in the year-ago quarter;
•GAAP net loss of $(11.4) million, compared to $(7.6) million in the year-ago quarter; and
•Adjusted EBITDA of $19.1 million, compared to $10.2 million in the year-ago quarter.

Full Year 2025 Financial Highlights

•GAAP total revenue of $443.6 million, an increase of 32.9% compared to 2024;
•GAAP gross margin of 57.8%, compared to 58.9% in 2024;
•Non-GAAP gross margin of 64.1%, compared to 62.7% in 2024;
•GAAP net loss of $(47.7) million, compared to $(40.8) million in 2024; and
•Adjusted EBITDA of $59.1 million, compared to $26.9 million in 2024.

Comments on the News

Alex Shootman, Chief Executive Officer, said, “In the fourth quarter, we continued to deliver strong growth and enhanced profitability, with revenue growth of 35% and Adjusted EBITDA of $19.1 million. This capped a year that saw revenue growth of 33% and Adjusted EBITDA of more than double that of 2024. We also continued to expand our client portfolio, signing an additional 39 new logos in the year, including 11 banks, and our fourth quarter was our best new logo quarter in four years.”

Shootman added, “We experienced tremendous momentum in the second half of the year as we began to see the impact of our new go-to-market motion, Alkami’s Digital Sales & Service Platform, which includes onboarding and account opening, digital banking and data and marketing. In the second half of the year, over 50% of our new logo online banking deals resulted in customers under our Platform umbrella. In addition, in the second half, our win rates increased materially across digital banking, MANTL and Data & Marketing. This underscores that despite a volatile macro environment throughout most of 2025, the demand for a modern digital banking platform remains strong, and that Alkami is competing more effectively than ever.”

Cassandra Hudson, Chief Financial Officer, said, “In 2025, we added 2.4 million registered users to our digital banking platform, ending the year with 22.4 million digital banking users. We exited 2025 with annual recurring revenue of $480.3 million, up 35% compared to December 31, 2024 and revenue per registered user of $21.44, up 20% compared to the year-ago quarter. Our remaining performance obligation reached $1.7 billion at December 31, 2025, providing substantial visibility into our future operating and financial performance.”

2026 Financial Outlook

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement Regarding Forward-Looking Statements.”

Alkami is providing guidance for its first quarter ending March 31, 2026 of:
•GAAP total revenue in the range of $124.7 million to $125.7 million;
•Adjusted EBITDA in the range of $21.1 million to $21.9 million.

Alkami is providing guidance for its fiscal year ending December 31, 2026 of:
•GAAP total revenue in the range of $525.5 million to $530.5 million;
•Adjusted EBITDA in the range of $93.5 million to $97.5 million.

Conference Call Information
The Company will host a conference call at 5:00 p.m. ET today to discuss its financial results with investors. A live webcast of the event will be available on the Alkami investor relations website at investors.alkami.com. In addition, a live dial-in will be available domestically at 1-800-836-8184 and internationally at 1-646-357-8785, using passcode 44963. The webcast replay will be available on the Alkami investor relations website.

About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly, and build thriving digital communities. Alkami helps clients transform through retail and business banking, onboarding and account opening opening, payment security, and data and marketing solutions. To learn more, visit www.alkami.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to Alkami Technology, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its future cash flows and its financial outlook. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements. Factors that may materially affect such forward-looking statements include: Our limited operating history and history of operating losses; our ability to manage future growth; our ability to attract new clients and retain and expand existing clients’ use of our solutions; the unpredictable and time-consuming nature of our sales cycles; our ability to maintain, protect and enhance our brand; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; our reliance on third-party software, content and services; our ability to effectively integrate our solutions with other systems used by our clients; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry, including as a result of recent closures of certain financial institutions and liquidity concerns at other financial institutions; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures (including cybersecurity) and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to successfully integrate acquired companies or businesses; our ability to comply with regulatory and legal requirements and developments; our ability to attract and retain key employees; the political, economic and competitive conditions in the markets and jurisdictions where we operate; our ability to maintain, develop and protect our intellectual property; our ability to respond to evolving technological requirements to develop or acquire new and enhanced products that achieve market acceptance in a timely manner; our ability to estimate our expenses, future revenues, capital requirements, our needs for additional financing and our ability to obtain additional capital and other factors described in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanation of Non-GAAP Financial Measures and Key Business Metrics
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of Alkami and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that Alkami believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Cost of Revenues” as cost of revenues, excluding (1) amortization and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Gross Margin” as gross profit, plus (1) amortization and (2) stock-based compensation expense, all divided by revenue. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Research and Development Expense” as research and development expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) stock-based compensation expense, (2) secondary offering related expenses, and (3) stockholder matters related expenses. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Income Before Income Taxes” as loss before income taxes, plus (1) amortization, (2) stock-based compensation expense, (3) secondary offering related expenses, (4) acquisition-related expenses, (5) loss on impairment of intangible assets, and (6) stockholder matters related expenses. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net loss plus (1) (benefit from) provision for income taxes, (2) interest expense (income), net, (3) depreciation and amortization (4) stock-based compensation expense, (5) secondary offering related expenses, (6) acquisition-related expenses, (7) loss on impairment of intangible assets, and (8) stockholder matters related expenses. The company believes adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

The company defines “Free Cash Flow” as net cash provided by operating activities less (1) purchase of property and equipment and (2) Capitalized software development costs. The company believes free cash flow provided investors and other users useful information in evaluating the Company's liquidity and it provides an indication of the long-term cash generating ability of the business.

In addition, the Company also uses the following important operating metrics to evaluate its business:

The company defines “Annual Recurring Revenue (ARR)” by aggregating annualized recurring revenue related to SaaS subscription services recognized in the last month of the reporting period as well as the next 12 months of expected implementation services revenues in the last month of the reporting period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients.

The company defines “Registered Users” as an individual or business related to an account holder of an FI client on our digital banking platform and has access as of the last day of the reporting period presented. We exclude individuals or businesses that solely use the products and services of our acquisitions. We price our digital banking platform based on the number of registered users, so as the number of registered users of our digital banking platform increases, our ARR grows. We believe growth in the number of registered users provides important information about our ability to expand market adoption of our digital banking platform and its associated software products, and therefore to grow revenues over time.

The company defines “Revenue per Registered User (RPU)” by dividing ARR for the reporting period by the number of registered users as of the last day of the reporting period. We believe RPU provides important information about our ability to grow the number of software products adopted by new clients over time, as well as our ability to expand the number of software products that our existing clients add to their contracts with us over time.

The company does not provide a reconciliation of our adjusted EBITDA outlook to GAAP net loss because certain significant information required for such reconciliation is not available without unreasonable efforts, including benefit from/provision for income taxes, gain/loss on financial instruments, stock-based compensation expense, and acquisition-related expenses, net, all of which may be significant.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(UNAUDITED)
	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$63,457	$94,359
Marketable securities	35,635	21,375
Accounts receivable, net	51,494	38,739
Deferred costs, current	15,894	13,207
Prepaid expenses and other current assets	20,736	13,697
Total current assets	187,216	181,377
Property and equipment, net	26,652	22,075
Right-of-use assets	13,462	14,565
Deferred costs, net of current portion	47,430	37,178
Intangibles, net	158,943	29,021
Goodwill	403,404	148,050
Other assets	10,120	5,011
Total assets	$847,227	$437,277
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,842	$6,129
Accrued liabilities	47,359	24,520
Deferred revenues, current portion	34,770	13,578
Lease liabilities, current portion	1,576	1,343
Total current liabilities	89,547	45,570
Deferred revenues, net of current portion	25,800	15,526
Deferred income taxes	2,625	1,822
Convertible senior notes, net	336,230	—
Revolving loan	15,000	—
Lease liabilities, net of current portion	15,739	17,109
Other non-current liabilities	237	220
Total liabilities	485,178	80,247
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized; and 106,101,875 and 102,088,783 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	106	102
Additional paid-in capital	885,796	833,129
Accumulated deficit	(523,853)	(476,201)
Total stockholders’ equity	362,049	357,030
Total liabilities and stockholders' equity	$847,227	$437,277

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(UNAUDITED)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenues	$120,791	$89,656	$443,639	$333,849
Cost of revenues(1)	51,712	36,446	187,040	137,219
Gross profit	69,079	53,210	256,599	196,630
Operating expenses:
Research and development	31,189	25,349	118,396	96,211
Sales and marketing	19,914	14,552	80,141	59,765
General and administrative	25,440	21,576	100,892	83,650
Acquisition-related expenses	325	—	3,463	195
Amortization of acquired intangibles	1,707	359	5,688	1,435
Loss on impairment of intangible assets	—	—	1,655	—
Total operating expenses	78,575	61,836	310,235	241,256
Loss from operations	(9,496)	(8,626)	(53,636)	(44,626)
Non-operating income (expense):
Interest income	874	1,070	4,160	4,560
Interest expense	(2,519)	(134)	(9,486)	(461)
Loss before income taxes	(11,141)	(7,690)	(58,962)	(40,527)
Provision for (benefit from) income taxes	300	(47)	(11,310)	308
Net loss	$(11,441)	$(7,643)	$(47,652)	$(40,835)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.08)	$(0.46)	$(0.41)
Weighted-average number of shares of common stock outstanding:
Basic and diluted	105,377,994	101,057,260	103,895,195	98,892,692

(1) Includes amortization of acquired technology of $4.9 million and $1.3 million for the three months ended December 31, 2025 and 2024, respectively, and $16.6 million and $5.4 million for the years ended December 31, 2025 and 2024, respectively.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)
	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(47,652)	$(40,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	26,912	10,508
Accrued interest on marketable securities, net	(854)	(1,075)
Stock-based compensation expense	76,188	59,437
Amortization of discount and debt issuance costs	1,951	210
Loss on impairment of intangible assets	1,655	—
Deferred taxes	(11,794)	109
Changes in operating assets and liabilities:
Accounts receivable	(11,276)	(3,240)
Prepaid expenses and other assets	(9,351)	(3,972)
Accounts payable and accrued liabilities	19,708	3,322
Deferred costs	(12,310)	(8,603)
Deferred revenues	9,729	2,736
Net cash provided by operating activities	42,906	18,597
Cash flows from investing activities:
Purchase of marketable securities	(45,206)	(40,416)
Proceeds from sales, maturities and redemptions of marketable securities	31,800	71,312
Purchases of property and equipment	(1,542)	(1,195)
Capitalized software development costs	(7,147)	(6,660)
Acquisition of business, net of cash acquired	(375,499)	—
Net cash (used in) provided by investing activities	(397,594)	23,041
Cash flows from financing activities:
Payments on revolving loan	(45,000)	—
Debt issuance costs paid	(1,898)	(363)
Proceeds from Employee Stock Purchase Plan issuances	5,338	4,736
Proceeds from issuance of convertible senior notes	335,513	—
Proceeds from borrowing under revolving loan	60,000	—
Purchase of capped calls	(33,879)	—
Payments for taxes related to net settlement of equity awards	—	(12,820)
Proceeds from stock option exercises	3,712	20,241
Net cash provided by financing activities	323,786	11,794
Net (decrease) increase in cash and cash equivalents	(30,902)	53,432
Cash and cash equivalents, beginning of period	94,359	40,927
Cash and cash equivalents, end of period	$63,457	$94,359

ALKAMI TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP total revenues	$120,791	$89,656	$443,639	$333,849

	December 31,
	2025	2024
Annual Recurring Revenue (ARR)	$480,346	$355,874
Registered Users	22,406	19,984
Revenue per Registered User (RPU)	$21.44	$17.81

Non-GAAP Cost of Revenues
Set forth below is a presentation of the company’s “Non-GAAP Cost of Revenues.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP cost of revenues	$51,712	$36,446	$187,040	$137,219
Amortization	(5,724)	(1,926)	(19,580)	(7,389)
Stock-based compensation expense	(1,815)	(1,434)	(8,260)	(5,366)
Non-GAAP cost of revenues	$44,173	$33,086	$159,200	$124,464

Non-GAAP Gross Margin
Set forth below is a presentation of the company’s “Non-GAAP Gross Margin.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP gross margin	57.2%	59.3%	57.8%	58.9%
Amortization	4.7%	2.2%	4.5%	2.2%
Stock-based compensation expense	1.5%	1.6%	1.8%	1.6%
Non-GAAP gross margin	63.4%	63.1%	64.1%	62.7%

Non-GAAP Research and Development Expense
Set forth below is a presentation of the company’s “Non-GAAP Research and Development Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP research and development expense	$31,189	$25,349	$118,396	$96,211
Stock-based compensation expense	(5,926)	(4,533)	(22,510)	(17,279)
Non-GAAP research and development expense	$25,263	$20,816	$95,886	$78,932

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s “Non-GAAP Sales and Marketing Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP sales and marketing expense	$19,914	$14,552	$80,141	$59,765
Stock-based compensation expense	(3,566)	(2,400)	(13,535)	(9,049)
Non-GAAP sales and marketing expense	$16,348	$12,152	$66,606	$50,716

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s “Non-GAAP General and Administrative Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP general and administrative expense	$25,440	$21,576	$100,892	$83,650
Stock-based compensation expense	(8,545)	(7,248)	(35,793)	(27,743)
Secondary offering related expenses	—	(527)	—	(1,337)
Stockholder matters related expenses	(599)	—	(599)	—
Non-GAAP general and administrative expense	$16,296	$13,801	$64,500	$54,570

Non-GAAP Income Before Income Taxes
Set forth below is a presentation of the company’s “Non-GAAP Income Before Income Taxes.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP loss before income taxes	$(11,141)	$(7,690)	$(58,962)	$(40,527)
Amortization	7,435	2,285	25,339	8,824
Stock-based compensation expense	19,852	15,615	80,098	59,437
Secondary offering related expenses	—	527	—	1,337
Acquisition-related expenses	325	—	3,463	195
Loss on impairment of intangible assets	—	—	1,655	—
Stockholder matters related expenses	599	—	599	—
Non-GAAP income before income taxes	$17,070	$10,737	$52,192	$29,266

Adjusted EBITDA
Set forth below is a presentation of the company’s “Adjusted EBITDA.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net loss	$(11,441)	$(7,643)	$(47,652)	$(40,835)
Provision for (benefit from) income tax	300	(47)	(11,310)	308
Interest expense (income), net	1,645	(936)	5,326	(4,099)
Depreciation and amortization	7,857	2,654	26,912	10,508
Stock-based compensation expense	19,852	15,615	80,098	59,437
Secondary offering related expenses	—	527	—	1,337
Acquisition-related expenses	325	—	3,463	195
Loss on impairment of intangible assets	—	—	1,655	—
Stockholder matters related expenses	599	—	599	—
Adjusted EBITDA	$19,137	$10,170	$59,091	$26,851

Free Cash Flow
Set forth below is a presentation of the company’s “Free Cash Flow.” Please reference the “Explanation of Non-GAAP Measures” section.
	Year Ended
	December 31,
	2025		2024
Net cash provided by operating activities	$42,906		$18,597
Purchases of property and equipment	(1,542)		(1,195)
Capitalized software development costs	(7,147)		(6,660)
Free cash flow	$34,217		$10,742

Investor Relations Contact
Steve Calk
ir@alkami.com

Media Relations Contacts
Marla Pieton
marla.pieton@alkami.com

Valerie Kerner
alkami@fullyvested.com